FOR RELEASE ON: May 11, 2015

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces First Quarter 2015 Financial Results

•	Record Sales of $912 Million, an Increase of 14%

•	Strong Improvement in both Adjusted Operating Profit Margin and Adjusted EPS

•	Closed on Acquisition of Emerson Power Transmission Solutions Business ("PTS")

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported a first quarter 2015 diluted earnings per share of $0.81. First quarter 2015 adjusted diluted earnings per share* were $1.21.

Key highlights for the first quarter 2015 financial results versus the prior year first quarter include:

•	Total net sales grew 14% to $912 million driven by organic growth of 1%, net acquisition growth of 16% and a decline due to foreign currency translation of 3%.

•	Adjusted operating profit of $89 million represented an adjusted operating profit margin of 9.8%, an increase of 40 basis points from the prior year.

•	Adjusted diluted earnings per share of $1.21 represented a 16% increase from the prior year.

First quarter 2015 segment highlights versus the prior year first quarter include:

•
Power Transmission Solutions Segment net sales increased 179% to $175 million, driven by acquisition growth of $107 million (or 170%), organic growth of 10%, and a negative foreign currency translation impact of 1%. Adjusted operating profit margin increased to 11.4% from 9.8% in the prior year, driven by higher volume, benefits from the simplification initiative and the PTS acquisition.

•
Commercial and Industrial Systems Segment net sales increased 1% to $456 million driven by organic growth of 1%, acquisition growth of 5%, and a negative foreign currency translation impact of 5%. North American motor sales grew modestly, partially offset by weakness in oil and gas and China. Adjusted operating profit margin was 8.0% versus 8.5% in the prior year, due primarily to the decline in oil and gas volume and the negative impact of foreign currency.

•
Climate Solutions Segment net sales decreased 2% to $280 million, driven primarily by negative foreign currency translation with relatively flat organic growth. Net sales were negatively impacted by the SEER 13 pre-build as expected, partially offset by strength in the Middle East and India. Adjusted operating profit margin increased to 11.6% from 10.7% in the prior year, due to the benefits of our simplification initiative.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Regal had a strong start to the year with first quarter 2015 sales up 14% and adjusted earnings up 16% compared to the prior year. In spite of headwinds from the weakness in oil and gas, the SEER 13 pre-build and softness in the China markets, we delivered organic growth of 1%,” said Regal Chairman and CEO Mark Gliebe. “The integration of PTS, which we acquired in the quarter, is on track and the business performed in line with our expectations. We are also on track and seeing increased benefits from our simplification initiative.”

2015 Outlook

"As we progress through the year, we expect continued headwinds from foreign currency translation, upstream oil and gas markets and the SEER 13 pre-build. Additionally, as we exited February, our North American orders slowed and continued at a similar pace through April. Our self help simplification initiative, as well as synergies from the PTS acquisition will help to offset these challenges throughout the year. We expect 2015 adjusted diluted earnings per share to be in the range of $5.45 to $5.75, which would represent a 26% to 33% increase over the prior year," continued Mr. Gliebe.

Conference Call

Management will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on Monday, May 11, 2015. Individuals who would like to participate by phone should dial 888-317-6003 and enter 8902082 when prompted. International callers should dial 412-317-6061 and enter 8902082 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=102194.

A telephone replay of the call will be available through August 11, 2015, at 877-344-7529, conference ID 10064572. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until August 11, 2015, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=102194.

About the Company

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, or other difficult operating conditions relating to our doing business in Venezuela; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 4, 2015 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended
	Apr 4, 2015	Mar 29, 2014
Net Sales	$911.7	$801.2
Cost of Sales	690.8	606.8
Gross Profit	220.9	194.4
Operating Expenses	157.3	124.7
Income From Operations	63.6	69.7
Interest Expense	13.6	10.4
Interest Income	1.2	1.7
Income Before Taxes	51.2	61.0
Provision for Income Taxes	13.3	16.0
Net Income	37.9	45.0
Less: Net Income Attributable to Noncontrolling Interests	1.5	1.2
Net Income Attributable to Regal Beloit Corporation	$36.4	$43.8
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$0.81	$0.97
Assuming Dilution	$0.81	$0.96
Cash Dividends Declared	$0.22	$0.20
Weighted Average Number of Shares Outstanding:
Basic	44.7	45.1
Assuming Dilution	45.1	45.4

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Apr 4, 2015	Jan 3, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$229.7	$334.1
Trade Receivables, less Allowances of $11.9 million in 2015 and $11.6 million in 2014	582.5	447.5
Inventories	784.1	691.7
Prepaid Expenses and Other Current Assets	128.1	111.7
Deferred Income Tax Benefits	76.2	67.0
Total Current Assets	1,800.6	1,652.0

Net Property, Plant, Equipment and Noncurrent Assets	3,166.9	1,755.6
Total Assets	$4,967.5	$3,407.6

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$390.2	$312.2
Other Accrued Expenses	259.8	240.7
Current Maturities of Debt	71.3	8.4
Total Current Liabilities	721.3	561.3

Long-Term Debt	1,875.6	625.4
Other Noncurrent Liabilities	380.8	241.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,945.5	1,934.4
Noncontrolling Interests	44.3	44.9
Total Equity	1,989.8	1,979.3
Total Liabilities and Equity	$4,967.5	$3,407.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Apr 4, 2015	Mar 29, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37.9	$45.0
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	35.9	32.8
Excess tax benefits from share-based compensation	(0.7)	(1.0)
Loss on disposition of assets, net	0.1	0.1
Share-based compensation expense	3.0	2.7
Loss on Venezuela currency devaluation	1.5	—
Change in operating assets and liabilities, net of acquisitions	(60.2)	(33.8)
Net cash provided by operating activities	17.5	45.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(21.2)	(22.3)
Net sales of investment securities	4.3	6.5
Business acquisitions, net of cash acquired	(1,392.5)	(77.3)
Additions of equipment on operating leases	—	(1.6)
Proceeds from sale of assets	1.3	—
Net cash used in investing activities	(1,408.1)	(94.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facility	76.5	—
Net proceeds from short-term borrowings	2.3	0.4
Proceeds from long-term debt	1,250.0	—
Repayments of long-term debt	(15.7)	(0.1)
Dividends paid to shareholders	(9.8)	(9.0)
Proceeds from the exercise of stock options	3.0	0.6
Excess tax benefits from share-based compensation	0.7	1.0
Distributions to noncontrolling interest	(0.3)	—
Purchase of subsidiary shares from noncontrolling interest	(0.8)	—
Financing fees paid	(17.8)	—
Net cash provided by (used in) financing activities	1,288.1	(7.1)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1.9)	(3.6)
Net decrease in cash and cash equivalents	(104.4)	(59.6)
Cash and cash equivalents at beginning of period	334.1	466.0
Cash and cash equivalents at end of period	$229.7	$406.4

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014
Net Sales	$456.4	$453.5	$280.4	$285.1	$174.9	$62.6	$911.7	$801.2

Operating Margin	7.3%	8.2%	11.9%	9.2%	(1.8)%	9.8%	7.0%	8.7%
Adjusted Operating Margin Percentage*	8.0%	8.5%	11.6%	10.7%	11.4%	9.8%	9.8%	9.4%

Components of Net Sales:
Organic Sales Growth	0.5%		(0.3)%		9.9%		0.9%
Acquisitions, Net Divestitures	5.0%		—%		170.3%		16.1%
Foreign Currency Impact	(4.8)%		(1.4)%		(1.3)%		(3.3)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and forward looking) and adjusted operating profit margin.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and (ii) the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended
	Apr 4, 2015	Mar 29, 2014
GAAP Diluted Earnings Per Share	$0.81	$0.96
Purchase Accounting and Transaction Costs	0.36	0.02
Restructuring Costs	0.02	0.06
Venezuelan Currency Devaluation	0.02	—
Adjusted Diluted Earnings Per Share	$1.21	$1.04

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014	Apr 4, 2015	Mar 29, 2014
GAAP Income (Loss) from Operations	$33.3	$37.2	$33.4	$26.3	$(3.1)	$6.2	$63.6	$69.7
Purchase Accounting and Transaction Costs	—	1.3	—	—	22.7	—	22.7	1.3
Restructuring Costs	1.9	0.1	(1.0)	4.1	0.3	—	1.2	4.2
Venezuelan Currency Devaluation[1]	1.5	—	—	—	—	—	1.5	—
Adjusted Income from Operations	$36.7	$38.6	$32.4	$30.4	$19.9	$6.2	$89.0	$75.2

GAAP Operating Margin %	7.3%	8.2%	11.9%	9.2%	(1.8)%	9.8%	7.0%	8.7%
Adjusted Operating Margin %	8.0%	8.5%	11.6%	10.7%	11.4%	9.8%	9.8%	9.4%

RECONCILIATION OF 2015 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2015 GAAP EPS Annual Guidance	$4.80	$5.10
Purchase Accounting and Transaction Costs	0.47	0.47
Restructuring	0.16	0.16
Venezuelan Currency Devaluation[1]	0.02	0.02
2015 Adjusted EPS Annual Guidance	$5.45	$5.75

_______________________________
1 Although the financial currency of Regal Beloit operations in Venezuela is the U.S. dollar, a portion of the transactions are denominated in local currency. Effective January 3, 2015, Regal Beloit began applying the SICAD II exchange rate of 52 Venezuelan Bolivares per U.S. dollar to re-measure local currency and balances into U.S. dollars. During the first quarter of 2015, the Venezuelan government announced changes to its exchange rate system that included the launch of a new, market -based system known as the SIMADI. The Company adopted the SIMADI rate after its introduction. The SIMADI exchange rate was approximately 193 Venezuelan Bolivares to the U.S. dollar as of April 4, 2015. Adopting the SIMADI resulted in a $1.5 million pretax devaluation charge during the first quarter 2015.